                                                                       Exhibit 2



                           STOCK PURCHASE AGREEMENT
                                      AND
                            PLAN OF REORGANIZATION



                                     among

                         Ocean West Enterprises, Inc.,
                            dba Ocean West Funding,

                           Monogenesis Corporation,

                          Joseph Walker & Sons, Inc.

                                      and

                 Shareholders of Ocean West Enterprises, Inc.



                           Dated:  ___________, 2000

                           STOCK PURCHASE AGREEMENT
                                      AND
                            PLAN OF REORGANIZATION


                               Table of Contents


ARTICLE I
    SECURITIES
    1.1   Exchange of Securities..........................................2
          ----------------------
    1.2   JWSI Warrants...................................................3
          -------------
    1.3   Issuance of Securities to Monogenesis...........................3
          -------------------------------------
    1.4   Registration Statement..........................................3
          ----------------------
    1.5   Dispositions of Shares By the Shareholders......................3
          ------------------------------------------

ARTICLE II
    CLOSING
    2.1   Time and Place..................................................3
          --------------
    2.2   Actions at the Closing..........................................3
          ----------------------
    2.3   Holding Company Directors.......................................4
          -------------------------
    2.4   Simultaneous Actions............................................4
          --------------------

ARTICLE III
    REPRESENTATIONS AND WARRANTS OF OWE
    3.1   Organization....................................................4
          ------------
    3.2   Capitalization..................................................4
          --------------
    3.3   Subsidiaries....................................................5
          ------------
    3.4   Authority.......................................................5
          ---------
    3.5   Financial Statements............................................5
          --------------------
    3.6   Absence of Undisclosed Liabilities..............................5
          ----------------------------------
    3.7   Absence of Changes..............................................6
          ------------------
    3.8   Title to Assets.................................................6
          ---------------
    3.9   Litigation......................................................6
          ----------
    3.10  Compliance; Governmental Authorization..........................6
          --------------------------------------
    3.11  Labor Relations; Employees......................................7
          --------------------------
    3.12  Employee Benefit Plans..........................................7
          ----------------------
    3.13  Intellectual Property...........................................8
          ---------------------
    3.14  Accounts and Notes Receivable...................................8
          -----------------------------
    3.15  Loan Inventories................................................8
          ----------------
    3.16  Tax Matters.....................................................8
          -----------
    3.17  Books and Records...............................................9
          -----------------
    3.18  Disclosure......................................................9
          ----------

    3.19  Best Knowledge of OWE...........................................9
          ---------------------

ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
    4.1   Authority.......................................................9
          ---------
    4.2   Stock Ownership.................................................9
          ---------------
    4.3   Investment Representations.....................................10
          --------------------------

ARTICLE V
    REPRESENTATIONS AND WARRANTIES OF MONOGENESIS
    5.1   Organization...................................................11
          ------------
    5.2   Authority......................................................11
          ---------
    5.3   Shareholders...................................................11
          ------------

ARTICLE VI
    REPRESENTATIONS AND WARRANTIES OF JWSI
    6.1   Organization...................................................11
          ------------
    6.2   Authority......................................................11
          ---------
    6.3   Ownership of Warrants..........................................12
          ---------------------

ARTICLE VII
    COVENANTS OF OWE
    7.1   Conduct of Business Until Closing Date.........................12
          --------------------------------------
    7.2   Access to Properties and Records...............................12
          --------------------------------
    7.3   Advice of Changes..............................................13
          -----------------
    7.4   Conduct........................................................13
          -------
    7.5   Approvals, Consents............................................13
          -------------------

ARTICLE VIII
    COVENANTS OF MONOGENESIS
    8.1   Confidentiality; Return of Documents...........................13
          ------------------------------------

ARTICLE IX
    CONDITIONS TO OBLIGATIONS OF MONOGENESIS
    9.1   Accuracy of Representations and Warranties.....................14
          ------------------------------------------
    9.2   Performance of Agreements......................................14
          -------------------------
    9.3   Officer's Certificate..........................................14
          ---------------------
    9.4   Secretary's Certificate........................................14
          -----------------------
    9.5   Consents, Authorizations.......................................14
          ------------------------
    9.6   Legislation....................................................14
          -----------
    9.7   JWSI Warrants..................................................15
          -------------
    9.8   Issuance, Registration and Distribution of
          ------------------------------------------
          Shares and Warrants............................................15
          -------------------
    9.9   Good Standing Certificates.....................................15
          --------------------------

    9.10  Financial Statements...........................................15
          --------------------
    9.11  Casualty.......................................................15
          --------

ARTICLE X
    CONDITIONS TO OBLIGATIONS OF OWE, THE SHAREHOLDERS AND JWSI
    10.1  Accuracy of Representations and Warranties.....................16
          ------------------------------------------
    10.2  Performance of Agreements......................................16
          -------------------------
    10.3  Officer's Certificate..........................................16
          ---------------------
    10.4  Secretary's Certificate........................................16
          -----------------------
    10.5  Consents, Authorizations.......................................16
          ------------------------
    10.6  Legislation....................................................16
          -----------
    10.7  JWSI Warrants..................................................16
          -------------
    10.8  Issuance, Registration and Distribution of
          ------------------------------------------
          Shares and Warrants............................................16
          -------------------

ARTICLE XI
    TERMINATION
    11.1  Termination....................................................17
          -----------

ARTICLE XII
    INDEMNIFICATION
    12.1  Indemnification................................................17
          ---------------
    12.2  Third Party Claims.............................................18
          ------------------
    12.3  Remedies Cumulative............................................19
          -------------------
    12.4  Recoveries.....................................................19
          ----------

ARTICLE XIII
    MISCELLANEOUS
    13.1  Expenses; Transfer Taxes.......................................19
          ------------------------
    13.2  Binding Effect.................................................19
          --------------
    13.3  Entire Agreement; Amendments...................................19
          ----------------------------
    13.4  Headings.......................................................20
          --------
    13.5  Notices........................................................20
          -------
    13.6  Publicity......................................................20
          ---------
    13.7  Governing Law..................................................21
          -------------
    13.8  Waivers........................................................21
          -------
    13.9  Defined Terms..................................................21
          -------------
    13.10 Fees...........................................................21
          ----
    13.11 Counterparts...................................................21
          ------------

SCHEDULE 1.1
          Holding Company Stock To Be
          ---------------------------
                Issued to the Shareholders and JWSI......................23
                -----------------------------------

SCHEDULE 3.1
     Jurisdictions in Which OWE is Qualified to Do Business..............23
     ------------------------------------------------------
     Officers and Directors of OWE.......................................24
     -----------------------------

SCHEDULE 3.2
     Shareholders of Ocean West Enterprises, Inc.........................25
     --------------------------------------------
     Convertible Securities, Options,
     --------------------------------
           Warrants, Agreements Relating to Stock of OWE.................26
           ---------------------------------------------

SCHEDULE 3.12
     Employee Benefit Plans..............................................26
     ----------------------

SCHEDULE 3.13
     Intellectual Property...............................................26
     ---------------------

EXHIBIT 1.3
     Form of Common Stock Purchase Warrants..............................26
     --------------------------------------

EXHIBIT 3.5
     Certificate Relating to Financial Statements........................27
     --------------------------------------------

                           STOCK PURCHASE AGREEMENT
                                      AND
                            PLAN OF REORGANIZATION
                            ----------------------

     This Stock Purchase Agreement and Plan of Reorganization (the "Agreement") is entered into as of this ____ day of ________, 2000 by and among Ocean West Enterprises, Inc., dba Ocean West Funding, a California corporation ("OWE"); Monogenesis Corporation, a Delaware corporation ("Monogenesis"); Joseph Walker & Sons, Inc., a Delaware corporation ("JWSI"); and the holders of the voting common stock of OWE listed on Schedule 3.2, attached hereto and made a part
                              ------------
hereof (collectively, the "Common Shareholders"). The holders of preferred stock of OWE (collectively, the "Preferred Shareholders") listed on Schedule 3.2
                                                                    ------------
will evidence their acceptance of the terms of this Agreement by exchanging their preferred stock of OWE for Common Shares or Preferred Shares of the holding company to be created as provided herein. The Common Shareholders and the Preferred Shareholders are collectively referred to as the "Shareholders."

     WHEREAS, Monogenesis is a closed-end investment company with in excess of 1,000 shareholders which was formed to provide a mechanism for companies to become reporting companies under the Securities Act of 1934 through distributions to its shareholders;

     WHEREAS, OWE desires to form a holding company which will have a class of shares which may be traded publicly to facilitate access to equity capital and future acquisitions and to provide liquidity for its shareholders and value to employee stock incentive programs;

     WHEREAS, a Delaware corporation (the "Holding Company") will be created which will acquire all of the issued and outstanding shares of stock of OWE in a stock for stock exchange;

     WHEREAS, the Holding Company will have four classes of stock authorized:
Common Shares, Class B Common Shares, Class D Common Shares and Preferred Shares as well as the common stock purchase warrants described below;

     WHEREAS, as of September 30, 1999, OWE had authorized 100,000 shares of Common Stock, 30,000 of which were issued and outstanding, and 50,000 shares of Preferred Stock, of which 1,000 shares of Series C, 1,500 shares of Series D, 1,200 shares of Series E, 1,250 of Series F, 2,000 of Series G, 550 of Series I, 1,000 of Series K and 183 of Series L were issued and outstanding;

     WHEREAS, OWE has outstanding warrants to purchase 600 shares of common stock of OWE;

     WHEREAS, the Common Shareholders own all of the issued and outstanding common stock of OWE and desire to exchange their stock in OWE for stock in the Holding Company, in the ratio of 8 Class B Common Shares and 140 Common Shares of the Holding Company for each share of common stock of OWE;

     WHEREAS, the Preferred Shareholders own all of the issued and outstanding preferred stock of OWE and desire to exchange such preferred stock for 1,537,200 Common Shares, 1,000 Preferred Shares - Series C, 680 Preferred Shares - Series E, 1,050 Preferred Shares - Series F, 2,000 Preferred Shares - Series G, 125 Preferred Shares - Series I, and 74 Preferred Shares - Series L;

     WHEREAS, JWSI has received warrants to purchase 600 shares of common stock of OWE for which JWSI will receive warrants to purchase 88,800 Common Shares of the Holding Company;

     WHEREAS, the Holding Company will authorize Common Stock Purchase Warrants (the "Warrants") to purchase Common Shares of the Holding Company (which Warrants will be exercisable for 18 months and have an exercise price of $8.00 per share);

     WHEREAS, prior to the Closing Date (as hereinafter defined), Monogenesis will purchase, and the Holding Company will issue to Monogenesis, 300,000 of its Common Shares at a purchase price of $0.10 per share together with 1,000,000 Warrants at a purchase price of $0.01 per Warrant;

     WHEREAS, prior to the stock for stock exchange, the Holding Company (and
OWE) will file a registration statement (the "Registration Statement") registering 1,882,200 of the Common Shares to be issued to the Shareholders, all of the Common Shares and all of the Warrants to be issued to Monogenesis, all of the Common Shares which may be issued to JWSI upon the exercise of its warrants (including Common Shares received upon conversion of Class B Common Shares) and all of the Common Shares underlying the Warrants pursuant to the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, on the Closing Date, Monogenesis will authorize its transfer agent to distribute to Monogenesis shareholders 125 Common Shares of the Holding Company and 450 Warrants of the Holding Company for each share of stock of Monogenesis held;

     NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

                                   ARTICLE I
                                  SECURITIES

      1.1  Exchange of Securities.  Subject to the terms and conditions
           ----------------------
hereinafter set forth, on the Closing Date (as defined below), the Holding Company shall cause to be issued and delivered to the Shareholders the class and the number of shares of stock of the Holding Company (the "Shares") set forth opposite their names on Schedule 1.1, which is attached hereto and made a part
                        ------------
hereof, in exchange for which the Shareholders shall deliver to the Holding Company all of the issued and outstanding stock of OWE.

      1.2  JWSI Warrants.  OWE has issued to JWSI warrants to purchase 600 of
           -------------
its shares of common stock which will be exchanged for warrants to purchase 88,800 Common Shares of the Holding Company upon the terms and conditions described in such warrants.

      1.3  Issuance of Securities to Monogenesis.  Prior to the exchange of
           -------------------------------------
securities described in Section 1.1 above, the Holding Company shall issue to Monogenesis 300,000 Common Shares upon receipt of the purchase price of $0.10 per share and 1,000,000 Warrants (in substantially the form attached hereto as

Exhibit 1.3) upon receipt of the purchase price of $0.01 per Warrant.
-----------

      1.4  Registration Statement.    The Holding Company and OWE shall prepare
           ----------------------
and file the Registration Statement pursuant to the 1933 Act registering a total of 3,271,000 Common Shares and 1,000,000 Warrants, which constitute 1,882,200 of the 5,737,200 Common Shares to be issued to the Shareholders, the 300,000 Common Shares and 1,000,000 Warrants to be issued to Monogenesis, the 88,800 Common Shares underlying the JWSI warrants (including Common Shares to be received upon conversion of the Class B Common Shares) and the 1,000,000 Common Shares underlying the Warrants. The Shareholders shall receive the registered shares as indicated on Schedule 1.1.
                ------------

      1.5  Dispositions of Shares By the Shareholders.  The parties desire that
           ------------------------------------------
this transaction qualify as a tax free reorganization under the Internal Revenue Code of 1986, as amended. In furtherance thereof, the Shareholders shall not dispose of any shares of the Holding Company stock received in the exchange if such disposition would affect the tax-exempt nature of the transaction.

                                  ARTICLE II
                                    CLOSING

      2.1  Time and Place.  The closing of the transactions contemplated by this
           --------------
Agreement (the "Closing") shall take place at the place and on such date and at such time within ten business days after the date on which all of the conditions set forth in Articles IX and X to each party's obligations hereunder have been satisfied or waived, as set forth in a written notice from Monogenesis at least five business days prior thereto; or on such other date and at such other time and place as OWE and Monogenesis may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

      2.2  Actions at the Closing.  (a) At the Closing, the Shareholders shall
           ----------------------
deliver to the Holding Company and the Holding Company shall deliver to the Shareholders the shares to be exchanged in accordance with Section 1.1 of this Agreement. The Shareholders shall deliver the certificates representing all of the issued and outstanding shares of stock of OWE to the Holding Company in negotiable form or together with completed and executed stock powers transferring such shares to the Holding Company. Upon receipt of such shares, the Holding Company shall instruct the transfer agent to prepare and deliver certificates representing the Shares.

          (b) At the Closing, JWSI shall deliver to the Holding Company and the Holding Company shall deliver to JWSI, the warrants to be exchanged in accordance with Section 1.2 of this Agreement. JWSI shall deliver the certificates representing all of the issued and outstanding warrants of OWE held by it to the Holding Company in negotiable form or together with completed and executed assignments transferring such warrants to the Holding Company. Upon receipt of such warrants, the Holding Company shall prepare and deliver certificates representing the new warrants.

     2.3  Holding Company Directors.  The Board of Directors of the Holding
           -------------------------
Company shall have the number of directors designated by OWE and shall consist of the individuals designated by OWE.

     2.4  Simultaneous Actions.  All proceedings to be taken and all documents
           --------------------
to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTS OF OWE

     OWE represents and warrants to Monogenesis, all of which representations and warranties shall be true on the Closing Date and shall survive the Closing, that:

     3.1  Organization.  OWE is a corporation duly organized, validly existing
           ------------
and in good standing under the laws of the State of California and has the power to own its property and carry on its business as it is now being conducted. OWE is duly qualified and in good standing to do business in every jurisdiction in which such qualification is necessary and each of such jurisdictions is listed on Schedule 3.1 attached hereto. Copies of the Articles of Incorporation and
   ------------
the Bylaws of OWE, which have been furnished by OWE to Monogenesis, are true and correct copies of said documents including all amendments to the date hereof. The offices and directors of OWE are listed on Schedule 3.1.
                                               ------------

     3.2  Capitalization.  OWE has authorized 100,000 shares of Common Stock
           --------------
which have no par value and 50,000 shares of Preferred Stock which have no par value. Of such shares, 30,000 shares of Common Stock, 1,000 shares of Series C Preferred Stock, 1,500 shares of Series D Preferred Stock, 1,200 shares of Series E Preferred Stock, 1,250 shares of Series F Preferred Stock, 2,000 shares of Series G Preferred Stock, 550 shares of Series I Preferred Stock, 1,000 shares of Series K Preferred Stock and 183 shares of Series L Preferred Stock are issued and outstanding and have been and will be duly authorized, validly issued, fully paid and nonassessable. A list of all shareholders of OWE and the number and class of shares held by each such shareholder is included on Schedule
                                                                        --------
3.2.  Except for the warrants issued to JWSI and as set forth on Schedule 3.2
---                                                              ------------
hereto and described herein, there is no: (i) outstanding security convertible into or exchangeable for the Common Stock of OWE; (ii) option, warrant, put, call or other right to purchase or subscribe to Common Stock of OWE; or (iii) contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance or disposition of Common Stock of OWE or the issuance or disposition of any security convertible into Common Stock of OWE. OWE's records reflect the ownership of all issued and outstanding shares of its stock by the Shareholders.

      3.3  Subsidiaries.  OWE has no subsidiaries and owns no stock, partnership
           ------------
or other equity interest in any other entity.

      3.4  Authority.  OWE has full power to execute and perform this Agreement.
           ---------
The execution and delivery of this Agreement has been duly authorized by all necessary corporate and other actions. Neither the execution nor delivery of this Agreement nor the performance, observation or compliance with its terms and conditions will violate any provision of law, any order of court or other governmental agency, the Articles of Incorporation or Bylaws of OWE, or any indenture, agreement or other instrument to which OWE is a party, or by which it is bound or by which any of its property is bound. No consent to the performance, observation or compliance with the terms and conditions of this Agreement by OWE is required from any third party.

      3.5  Financial Statements.  OWE has provided Monogenesis with true and
           --------------------
complete copies of the following (collectively, the "Financial Statements"):

          (a) the audited balance sheets of OWE as of March 31, 1999, 1998 and 1997, and the related audited statements of earnings and retained earnings and cash flow for the fiscal years then ended, and notes related thereto; and

          (b) the unaudited balance sheet (the "Balance Sheet") of OWE as of September 30, 1999 (the "Balance Sheet Date") and the related unaudited statement of earnings for the three months then ended, prepared by OWE and accompanied by a certificate in the form of Exhibit 3.5 hereto executed by the
                                            -----------
persons indicated on said Exhibit.

The Financial Statements either eliminate or clearly disclose all transactions between OWE, the Shareholders and their affiliates. Except as otherwise noted in the Financial Statements, the Financial Statements are complete and present fairly the financial position of OWE and the results of its operations as of the dates thereof and for the periods covered thereby in conformity with generally accepted accounting principles applied on a consistent basis.

      3.6  Absence of Undisclosed Liabilities. To the Best Knowledge (as defined
           ----------------------------------
in Section 3.20 below) of OWE, at the Balance Sheet Date (i) OWE had no liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were not provided for or disclosed on the Balance Sheet, (ii) all reserves and allowances provided on the Balance Sheet were adequate for the purposes indicated therein and (iii) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board (FASB)) which were not adequately provided for in the Balance Sheet.

      3.7  Absence of Changes.  Since the Balance Sheet Date, OWE's business has
           ------------------
operated in the ordinary course and there has not been (i) any adverse change in its condition (financial or otherwise), assets, liabilities, earnings or business; (ii) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) incurred, or any transaction, contract or commitment entered into, other than items incurred or entered into (as the case may be) in the ordinary course of the business; (iii) any amendment or termination of a material contract, license, lease, commitment or other agreement to which OWE is a party, except in the ordinary course of business and consistent with past practice; (iv) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset or Intellectual Property (as defined in Section 3.13 below) except sales of mortgages or other property in the ordinary course of business and consistent with past practice; (v) any failure to operate its business in the ordinary course consistent with past practice, including, but not limited to, any failure to make capital expenditures or investments necessary to continue business in the ordinary course or any failure to pay trade accounts payable when due; or
(vi) any dividend or other distribution declared or paid or any change in its outstanding capital stock except as disclosed to Monogenesis.

      3.8  Title to Assets.  OWE has good and marketable title to all of its
           ---------------
assets, free and clear of all mortgages, liens, pledges, charges, security interests, rights of way, options, rights of first refusal, conditions, restrictions or encumbrances of any kind or character, whether or not relating to the extension of credit or the borrowing of money (collectively, "Encumbrances"), except for (i) the Encumbrances disclosed in the Financial Statements and (ii) liens for taxes and governmental charges not yet payable without penalty. There is no asset used or required by OWE in the conduct of its business which is not either owned by it or licensed or leased to it.

      3.9  Litigation.  Except as disclosed in the Registration Statement, there
           ----------
are no (i) audits, inspections, actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or threatened against OWE, whether at law or in equity, whether civil or criminal in nature or whether before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, nor, to the Best Knowledge of OWE, does any basis exist therefor or (ii) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against OWE.

      3.10 Compliance; Governmental Authorization.  (a) OWE has complied with
           --------------------------------------
all federal, state, territorial, local or foreign laws, ordinances, regulations or orders applicable to its business or assets, including, by way of description, and not limitation, matters relating to the environment, anti-competitive practices, discrimination, employment, health and safety, taxes, issuance of securities, customs duties and requirements and foreign practices. OWE has all federal, state, territorial, local and foreign governmental licenses and permits necessary in the conduct of its business as presently conducted, which licenses and permits are in full force and effect, and no violations are outstanding or uncured with respect to any such licenses or permits and no proceeding is pending or threatened to revoke or limit any of them. Such licenses, consents and permits shall not be affected in any respect by the transactions contemplated hereby.

          (b) As used in this Agreement, "Hazardous Substance" shall mean and include all hazardous or toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, all oil and petroleum of any kind and in any form, asbestos and raw materials which include hazardous constituents), or any other similar substances, or materials which are included under or regulated by any applicable local, state, federal or foreign law, rule or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including, without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, and all comparable applicable state or local laws, orders and regulations, as any of the foregoing has heretofore been amended.

          (c) OWE hereby warrants to Monogenesis that OWE and the supervisory employees, officers and directors of OWE have no knowledge of the presence, storage, disposition, generation, treatment, release or discharge of any Hazardous Substance on, under or about the assets owned by OWE or the land and buildings on and in which OWE currently conducts or previously conducted its operations except in accordance with applicable laws.

      3.11 Labor Relations; Employees.  OWE is in compliance with all applicable
           --------------------------
federal, state, territorial, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours. There is no unfair labor practice complaint against OWE pending before any state, local or foreign agency. There is no labor strike, dispute, slowdown, stoppage or organizational effort or similar activity actually pending or, to the Best Knowledge of OWE, threatened involving OWE; no representation question exists respecting the employees of OWE; and no collective bargaining agreement presently covers any employees of OWE, nor is any currently being negotiated.

      3.12 Employee Benefit Plans.  Schedule 3.12 attached hereto lists all
           ----------------------   -------------
"employee pension benefit" plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all "employee welfare benefit" plans (as defined in Section 3(1) of ERISA) and any other qualified or non-qualified plans, programs or letters of commitment promising current or future benefits or deferred compensation (individually, a "Plan" and, collectively, the "Plans") maintained by OWE. All Plans which are "employee pension benefit" plans are so indicated on Schedule 3.12. All reports,
                                           -------------
statements, returns and other information required to be furnished or filed with respect to the Plans have been furnished or filed, or both, and all required records have been maintained. There are no actions, suits or claims pending, or to the Best Knowledge of OWE, threatened against, involving or affecting any Plan. OWE has no material liability, civil or criminal, under any provision of ERISA or any other applicable statute or rule of law with respect to the Plans. There are no violations of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") with respect to employees of OWE or any qualified beneficiaries of such employees.

      3.13 Intellectual Property.  Set forth on Schedule 3.13 is a list and a
           ---------------------                -------------
brief description or identification of all material intellectual property rights owned, leased or licensed by OWE or used in connection with its business, including without limitation all patents, patent applications, trade names, fictitious or assumed names, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, patterns, inventions, trade secrets, proprietary processes and formulae, license agreements, and all other similar proprietary rights, whether patentable or unpatentable (collectively, the "Intellectual Property"). Except only as set forth on Schedule 3.13, OWE is not a licensor or licensee in respect of any
         -------------
Intellectual Property which is material to its business. OWE owns or possesses adequate licenses or other rights to use all Intellectual Property necessary to conduct its business as now operated and all of such Intellectual Property is owned outright by OWE except as is otherwise specifically noted on Schedule
                                                                   --------
3.13.  To the Best Knowledge of OWE, there is no infringement, misappropriation
-----
or other misuse being made by any other party of the Intellectual Property. No claim is pending or threatened to the effect that the present or past operations of OWE infringe or conflict with the asserted rights of others in respect of any Intellectual Property, and no claim is pending or threatened to the effect that any of such Intellectual Property is invalid or unenforceable.

      3.14 Accounts and Notes Receivable.  Except as otherwise reflected in the
           -----------------------------
Financial Statements, all unpaid accounts and notes receivable outstanding at the date hereof constitute, and those outstanding at the Closing Date will constitute, valid and enforceable claims arising in bona fide transactions in
                                                    ---- ----
the ordinary course of business, except as enforceability is limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors rights generally. Except as described in the Financial Statements, there is (i) no account or note debtor who has refused or threatened to refuse to pay its obligations or who has or threatened to set-off such obligations for any reason,
(ii) no account or note debtor who is to OWE's Best Knowledge insolvent or bankrupt and (iii) no account or note receivable pledged to any third party.
The reserves and allowances provided for on the Balance Sheet have been established on the basis of historical experience in accordance with generally accepted accounting principles. To the Best Knowledge of OWE, no material customer of OWE is currently a debtor in any proceeding under the Federal Bankruptcy Code, a state insolvency law or other similar law.

      3.15 Loan Inventories.  The loan inventories of OWE are, and at the
           ----------------
Closing Date will be, (i) of a quantity which is reasonable in the circumstances of OWE; and (ii) of a quality which is substantially similar to the historical quality of OWE's inventory.

      3.16 Tax Matters.  For purposes of this Agreement, the term "Taxes" means
           -----------
all taxes of any kind or nature, including but not limited to federal, state, local and foreign income taxes, withholding taxes, branch profit taxes, gross receipts taxes, franchise taxes, sales and use taxes, business and occupation taxes, property taxes, VAT, custom duties or imposts, stamp taxes, excise taxes, payroll taxes, intangible taxes and capital taxes and any penalties or interest thereon. OWE has filed within the time and in the manner prescribed by law all tax returns and reports required to be filed by it under the laws of the United States and each state or other jurisdiction in which it conducts business activities requiring the filing of tax returns or reports. OWE has paid or set up adequate reserves in the Balance Sheet in respect of all Taxes. There are no tax liens, whether imposed by the United States, any state, local, foreign or other taxing authority, outstanding against OWE or its assets. All Taxes and assessments that OWE is required to withhold or to collect have been duly withheld or collected and all withholdings and collections have either been duly and timely paid over to the appropriate governmental authorities or are, together with the payments due or to become due in connection therewith, duly reflected on the Balance Sheet in accordance with generally accepted accounting principles.

     3.17 Books and Records.  The books of account and other corporate
          -----------------
financial records of OWE are in all material respects complete and correct, have been maintained in accordance with good business practices and matters contained therein are appropriately and accurately reflected in the Financial Statements. The corporate record book of OWE contains true and complete copies of all meetings of its shareholders and directors.

     3.18 Disclosure.  Neither this Agreement (including the Schedules and
          ----------
Exhibits attached hereto) nor any other document, certificate or statement furnished to Monogenesis by or on behalf of OWE in connection with the transactions contemplated hereby, when considered in the aggregate with all other such documents, certificates or statements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     3.19 Best Knowledge of OWE.  OWE represents and warrants that each time a
          ---------------------
representation and warranty is based on "Best Knowledge" that the officers of OWE have made a duly diligent investigation and inquiry.

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     The Shareholders, jointly and severely, represent and warrant, all of which representations and warranties shall be true on the Closing Date and shall survive the Closing, that:

     4.1  Authority.  The Shareholders have full power and authority to execute
          ---------
and perform this Agreement and to exchange the shares of stock of OWE upon the terms provided in this Agreement. The execution and delivery of this Agreement has been duly authorized by the Shareholders. Neither the execution nor delivery of this Agreement nor the performance, observation or compliance with its terms and provisions will violate any provision of law, any order of court or other governmental agency, or any indenture, agreement or other instrument to which any Shareholder is a party, or by which such Shareholder or such Shareholder's property is bound. No consent to the performance, observation or compliance with the terms and conditions of this Agreement by the Shareholders is required from any third party.

     4.2  Stock Ownership.  All of the issued and outstanding stock of OWE is
          ---------------
directly owned by the Shareholders, as indicated herein, free and clear of all liens, encumbrances, security interests, charges, pledges, options, restrictions on transfer, rights of refusal or other adverse claims of any kind. No person owns or has any beneficial interest in any stock except the Shareholders. The Shareholders have good and marketable title to the shares of stock of OWE being transferred. The Shareholders have not transferred or assigned, or entered into any agreement or understanding to transfer or assign, any of the stock of OWE or any of the voting rights pertaining to such shares except as described herein.

      4.3  Investment Representations.  (a) The Shareholders have received such
           --------------------------
material information as has been requested for purposes of becoming fully familiar with the financial condition of OWE and the expected condition of the Holding Company, the administration of their business affairs, and their prospects for future business.

           (b) The Shareholders are fully aware and have been advised that the securities received pursuant to this Agreement are speculative in nature and that neither OWE nor the Holding Company make any assurance whatever concerning the present or prospective value of the securities.

           (c) The Shareholders understand that, with the exception of the 1,882,200 Common Shares which will be registered pursuant to the 1933 Act, the Common Shares, the Class B Common Shares and the Preferred Shares to be received by the Shareholders pursuant to this Agreement will not be registered under the 1933 Act, on the ground that the securities are being issued and sold in a transaction not involving any public offering and that, consequently, the transaction is exempt from registration under the 1933 Act by virtue of the provisions of Section 4(2) thereof; nor are the securities to be registered under the securities laws of any state on the ground that the transaction is exempt, or registration of securities is not required.

           (d) The Shareholders understand that the issuance of the Holding Company stock has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities, or the payment or receipt of any part of the consideration therefor, prior to such qualification is unlawful, unless the sale of securities is exempt from qualification by
(S)(S) 25200, 25102 or 25105 of the California Corporation Code and that the rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the issuance is so exempt.

           (e) The Shareholders understand that the reliance of OWE and the Holding Company upon the above exemptions is predicated in part on the representation of the Shareholders that such unregistered securities are being acquired for the account of the Shareholders with no present intention of reselling or otherwise distributing the same.

           (f) The Shareholders understand that they will not be able to dispose of any shares acquired pursuant to this Agreement, except such shares as are registered as described in Article I, or any interest therein unless and until such shares or interests have been registered under the 1933 Act and applicable state securities laws or the disposition is exempt from registration or qualification under applicable securities laws and, if requested by the Holding Company, the Holding Company has received an opinion from counsel satisfactory to it that registration or qualification is not required in connection with such disposition. The Shareholders understand that the Holding Company will prohibit transfers of the shares which are not registered as described in Article I in the absence of registration or the mentioned exemptions and a restrictive legend will be placed on the Class B Common Shares, the Preferred Shares and on the Common Shares received by the Shareholders which are not registered as described in Article I reflecting these restrictions.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF MONOGENESIS

      Monogenesis represents and warrants, all of which representations and warranties shall be true on the Closing Date and shall survive the Closing, that:

      5.1  Organization.    Monogenesis is a corporation duly organized, validly
           ------------
existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted.

      5.2  Authority.  Monogenesis has the full power to execute and perform
           ---------
this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate and other actions. Neither the execution nor delivery of this Agreement nor the performance, observance or compliance with its terms and conditions will violate any provision of law, any order of court or other governmental agency, the Certificate of Incorporation or Bylaws of Monogenesis or any indenture, agreement or other instrument to which Monogenesis is a party, or by which it is bound. No consent to the performance, observation or compliance with the terms and conditions of this Agreement by Monogenesis is required from any third party.

      5.3  Shareholders. Monogenesis has in excess of 1,000 shareholders.
           ------------

                                  ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF JWSI

      JWSI represents and warrants, all of which representations and warranties shall be true on the Closing Date and shall survive the Closing, that:

      6.1  Organization. JWSI is a corporation duly organized, validly existing
           ------------
and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted.

      6.2  Authority.  JWSI has the full power to execute and perform this
           ---------
Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate and other actions. Neither the execution nor delivery of this Agreement nor the performance, observance or compliance with its terms and conditions will violate any provision of law, any order of court or other governmental agency, the Certificate of Incorporation or Bylaws of JWSI or any indenture, agreement or other instrument to which JWSI is a party, or by which it is bound. No consent to the performance, observation or compliance with the terms and conditions of this Agreement by JWSI is required from any third party.

      6.3  Ownership of Warrants.  JWSI will own the warrants of OWE to be
           ---------------------
exchanged hereunder free and clear of all liens, encumbrances, security interests, charges, pledges, options, restrictions on transfer, rights of refusal or other adverse claims of any kind. JWSI has good and marketable title to the warrants being transferred. JWSI has not transferred or assigned, or entered into any agreement or understanding to transfer or assign, any of the warrants.

                                  ARTICLE VII
                               COVENANTS OF OWE

      OWE hereby covenants and agrees with Monogenesis as follows:

      7.1  Conduct of Business Until Closing Date.  Except as permitted or
           --------------------------------------
required hereby or as Monogenesis may otherwise consent in writing, between the date hereof and the Closing Date, OWE shall:

           (a) operate its business only in the usual, regular and ordinary manner as such business was conducted prior to the Balance Sheet Date and, to the extent consistent with such operation, use its best efforts to (i) preserve the present business organization intact, (ii) keep available the services of the present employees, and (iii) preserve the present business relationship with customers, suppliers and others having business dealings with it;

           (b) maintain all properties necessary for the conduct of the business, whether owned or leased, in substantially the same condition as they now are (reasonable wear and tear which are not such as to materially adversely affect operations and damage due to unavoidable casualty excepted);

           (c) neither (i) encumber, mortgage or voluntarily subject to lien, except for liens created pursuant to existing loan agreements or made in the ordinary course of business, any of the properties or assets, (ii) convey, transfer or acquire any material asset or property other than in the ordinary course of business, nor (iii) except in the ordinary course of business, incur any material fixed or contingent obligation or enter into any material agreement, commitment or other transaction or arrangement; and

           (d) neither declare, set aside, pay or make any dividend or other distribution or payment on or in respect of shares of its stock, nor directly or indirectly redeem, retire, purchase or otherwise acquire any of its stock.

      7.2  Access to Properties and Records.  OWE shall give to Monogenesis and
           --------------------------------
its representatives reasonable access during normal business hours to OWE's properties, personnel, books, tax returns, contracts, commitments and records and the right to make copies thereof. OWE shall furnish to Monogenesis and such representatives all such additional documents and financial and other information as Monogenesis or its representatives may from time to time reasonably request and permit Monogenesis and such representatives to examine all records and working papers relating to the preparation, review and audits of OWE's financial statements and tax returns.

      7.3  Advice of Changes.  Between the date hereof and the Closing Date, OWE
           -----------------
shall advise Monogenesis promptly in writing of any fact of which any OWE becomes aware, which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement.

      7.4  Conduct.  Except as permitted or required hereby or as OWE may notify
           -------
Monogenesis in writing, OWE shall not enter into any transaction, take any action, or fail to take any action, which would result in any of the representations and warranties of OWE contained in this Agreement or in any Schedule or Exhibit hereto not being true and correct at and as of the time immediately after such transaction has been entered into or such event has occurred and on the Closing Date.

      7.5  Approvals, Consents.  OWE shall obtain in writing prior to the
           --------------------
Closing Date all approvals, consents and waivers, required to be obtained by OWE in order to effectuate the transactions contemplated hereby, and shall deliver to Monogenesis copies thereof, reasonably satisfactory in form and substance to Monogenesis.

                                 ARTICLE VIII
                           COVENANTS OF MONOGENESIS

      Monogenesis hereby covenants and agrees with OWE as follows:

      8.1  Confidentiality; Return of Documents.  Unless and until the
           ------------------------------------
transactions contemplated by this Agreement are consummated, Monogenesis shall keep in confidence all proprietary and financial information of OWE, and shall not, except to the extent required by law or to the extent any such information is otherwise publicly available, without the prior written consent of OWE, reveal any such financial or proprietary information to any third party other than securities regulatory authorities in connection with the Registration Statement or counsel, accountants or experts retained by Monogenesis who shall be bound by the same restrictions. If the transactions contemplated by this Agreement are not consummated, at OWE's request, Monogenesis shall return to OWE all documents supplied to Monogenesis by OWE pursuant to the provisions of this Agreement.

                                  ARTICLE IX
                   CONDITIONS TO OBLIGATIONS OF MONOGENESIS

      The obligation of Monogenesis to perform as provided in this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions unless waived by Monogenesis in its sole discretion:

      9.1  Accuracy of Representations and Warranties.  The representations and
           ------------------------------------------
warranties of OWE and the Shareholders contained in this Agreement and in any Schedule or Exhibit hereto shall be true and accurate in all material respects on and as of the Closing Date, with the same force and effect as if made on the Closing Date, except as affected by transactions required or permitted hereby, and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall have been true and accurate in all material respects on and as of such date.

      9.2  Performance of Agreements.  OWE and the Shareholders shall have
           -------------------------
performed and complied with all covenants, obligations and agreements to be performed or complied with, on or before the Closing Date pursuant to this Agreement or any Schedule or Exhibit hereto, including, but not limited to, the transfer of the Shares to the Holding Company.

      9.3  Officer's Certificate.  Monogenesis shall have received an accurate
           ---------------------
certificate of a duly authorized officer of OWE, dated the Closing Date, satisfactory in form and substance to Monogenesis, certifying the fulfillment of the matters specified in Sections 9.1 and 9.2.

      9.4  Secretary's Certificate.  Monogenesis shall have received an accurate
           -----------------------
certificate of the Secretary of OWE, dated the Closing Date, satisfactory in form and substance to Monogenesis, with respect to the resolutions adopted by the Board of Directors of OWE approving this Agreement and the transactions contemplated hereby.

      9.5  Consents, Authorizations.  All consents, authorizations, orders or
           ------------------------
approvals of, and filings or registrations with and the expiration of all waiting periods imposed by, any third party, including, without limitation, any federal, state or local commission, board or other regulatory body, lender, lessor, licensor or supplier which are required for or in connection with the execution and delivery of this Agreement by OWE and the Shareholders and the consummation of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

      9.6  Legislation.  No federal, state or local statute, rule or regulation
           -----------
shall have been enacted after the date of this Agreement which prohibits, restricts, delays or materially adversely affects the business of OWE or the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions. No temporary restraining order or injunction shall be in effect, or threatened by a governmental agency, restraining the consummation of the transactions contemplated hereby.

      9.7  JWSI Warrants.  OWE shall have sold to JWSI warrants to purchase 600
           -------------
of its shares of common stock.

      9.8  Issuance, Registration and Distribution of Shares and Warrants.  The
           --------------------------------------------------------------
Holding Company shall have been formed and shall have taken all steps necessary to issue the Shares and Warrants in accordance with this Agreement. Monogenesis shall have resolved to distribute to each of its shareholders 125 Common Shares and 450 Warrants of the Holding Company to be issued to Monogenesis for each share of stock of Monogenesis held by such shareholder. The Registration Statement shall have been filed registering 1,882,200 of the Common Shares to be issued to the Shareholders, all of the Common Shares to be issued to Monogenesis and JWSI, all of the Warrants and all of the Common Shares underlying the Warrants, and such Registration Statement shall have become effective.

      9.9  Good Standing Certificates.  Monogenesis shall have received
           --------------------------
certificates acceptable to it from the Secretary of State of (i) the jurisdiction in which OWE is incorporated, certifying that OWE is in good standing under the laws of such jurisdiction and a certified copy of the Articles of Incorporation of OWE and all amendments, and (ii) each jurisdiction in which OWE is qualified to do business as a foreign corporation, certifying that OWE is so qualified and in good standing.

      9.10 Financial Statements.  Monogenesis shall have received: (i) the
           --------------------
audited balance sheet of OWE of March 31, 1999 and the related audited statements of earnings, retained earnings and cash flows for the fiscal year then ended; and (ii) the unaudited balance sheet of OWE as of the quarter-end immediately preceding the Closing Date (or the prior quarter-end if the Closing occurs within 35 days of the end of a quarter), and the related unaudited statements of earnings, retained earnings and cash flows for the portion then ended of the fiscal year commencing April 1, 1999, presented on a comparative basis with financial statements of the same portion of the preceding fiscal year, prepared by OWE and accompanied by a certificate in the form of Exhibit
                                                                      -------
3.5 attached hereto executed by the persons indicated on said Exhibit.  Such
---
statements for the fiscal year commencing April 1, 1999 shall not differ from those for the comparable period of the preceding fiscal year in any materially adverse respect.

      9.11 Casualty.  There shall have not occurred any fire, flood, earthquake
           --------
or other casualty to assets of OWE resulting in a cost of repair or replacement of more than $25,000 in excess of applicable insurance coverage.

                                   ARTICLE X
          CONDITIONS TO OBLIGATIONS OF OWE, THE SHAREHOLDERS AND JWSI

      The obligation of OWE, the Shareholders and JWSI to perform their obligations under this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions unless waived by OWE, the Shareholders and JWSI in their sole discretion:

      10.1 Accuracy of Representations and Warranties.  The representations and
           ------------------------------------------
warranties of Monogenesis contained in this Agreement or in any Schedule or Exhibit hereto shall be true and accurate in all material respects on and as of the Closing Date, with the same force and effect as if made on the Closing Date, except as affected by transactions required or permitted hereby, and except that any such representation or warranty made as of a specified date (other than the date of this Agreement), shall have been true and accurate in all material respects on and as of such date.

      10.2 Performance of Agreements.  Monogenesis shall have performed and
           -------------------------
complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement or any Schedule or Exhibit hereto.

      10.3 Officer's Certificate.  OWE and the Shareholders shall have received
           ---------------------
an accurate certificate, dated the Closing Date, of a duly authorized officer of Monogenesis, satisfactory in form and substance to OWE and the Shareholders, certifying as to the fulfillment of the matters specified in Sections 10.1 and 10.2.

      10.4 Secretary's Certificate.  OWE and the Shareholders shall have
           -----------------------
received an accurate certificate, dated the Closing Date, of the Secretary of Monogenesis, satisfactory in form and substance to OWE and the Shareholders, with respect to the resolutions adopted by the Board of Directors of Monogenesis approving this Agreement and the transactions contemplated hereby.

      10.5 Consents, Authorizations.  All consents, authorizations, orders or
           ------------------------
approvals of, and filings or registrations with, and the expiration of all waiting periods imposed by any third party, including without limitation, any federal, state or local commission, board or other regulatory body which are required for or in connection with the execution and delivery by Monogenesis of this Agreement and the consummation by Monogenesis of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

      10.6 Legislation.  No federal, state or local statute, rule or regulation
           -----------
shall have been enacted after the date of this Agreement which prohibits, restricts, delays or materially adversely affects the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions. No temporary restraining order or injunction shall be in effect, or threatened by a governmental agency, restraining the consummation of the transactions contemplated hereby.

      10.7 JWSI Warrants.  OWE shall have sold to JWSI warrants to purchase 600
           -------------
of its shares of common stock.

      10.8 Issuance, Registration and Distribution of Shares and Warrants.  The
           --------------------------------------------------------------
Holding Company shall have been formed and shall have taken all steps necessary to issue the Shares in accordance with this Agreement. Monogenesis shall have resolved to distribute to each of its shareholders 125 Common Shares and 450 Warrants of the Holding Company to be issued to Monogenesis for each share of stock of Monogenesis held by such shareholder. The Registration

Statement shall have been filed registering 1,882,200 of the Common Shares to be issued to the Shareholders, all of the Common Shares to be issued to Monogenesis and JWSI, all of the Warrants and all of the Common Shares underlying the Warrants, and such Registration Statement shall have be become effective.

                                  ARTICLE XI
                                  TERMINATION

      11.1  Termination.  This Agreement may be terminated at any time prior to
            -----------
the Closing Date:

            (a) by OWE or Monogenesis at any time after ___________, 2000; provided, however, that if the Registration Statement has not become effective and Monogenesis is diligently pursuing the registration of the Shares then Monogenesis may extend such date beyond _________, 2000 to a date within ten business days of the effective date, but not later than ___________, 2000;

            (b) by Monogenesis, if the after tax earnings of OWE do not equal an average of $________ per month for the period beginning immediately after the end of the last fiscal year and ending on the day prior to the effective date of the Registration Statement;

            (c) by Monogenesis, if there has been a violation or breach by OWE or the Shareholders of any material agreement, representation or warranty of any of them contained in this Agreement and such violation or breach has not been waived by Monogenesis, or, with respect to a violation or breach of an agreement, cured within ten business days after the receipt of written notice thereof; or

            (d) by OWE, if there has been a violation or breach by Monogenesis of any material agreement, representation or warranty of Monogenesis contained in this Agreement and such violation or breach has not been waived by OWE or, with respect to a violation or breach of an agreement, cured within ten business days after the receipt of written notice thereof.

In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Section 11.1, written notice thereof shall immediately be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. The provisions of Sections 8.1,
13.1 and 13.2 shall survive any such termination.

                                  ARTICLE XII
                                INDEMNIFICATION

      12.1  Indemnification.  (a) OWE and the Common Shareholders shall, jointly
            ---------------
and severally, indemnify, defend and save Monogenesis harmless from, against, for and in respect of the following: (i) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Monogenesis and arising from a breach of any representation, warranty, covenant or agreement of OWE or the Shareholders contained in or made pursuant to this Agreement (including the Schedules and Exhibits attached hereto), or in any certificate, instrument or agreement delivered by OWE or the Shareholders pursuant hereto or in connection with the transactions contemplated hereby; and (ii) all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals) incurred by Monogenesis in connection with any action, suit, proceeding, demand, investigation, assessment or judgment incident to any of the matters indemnified against under this Section 12.1(a). Monogenesis shall not bring a claim, demand, suit or cause of action against OWE under or pursuant to this Section 12.1(a) with respect to the representations and warranties set forth in Articles III and IV hereof unless Monogenesis has first given OWE and the Common Shareholders written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action under this Agreement. Upon the giving of such written notice as aforesaid, Monogenesis shall have the right, in addition to all other remedies available to it, to commence legal proceedings for the enforcement of its rights under this Agreement. Monogenesis, at its option and with at least two days advance notice to the affected party, may recover any such liability by set off against payments otherwise required to be made by Monogenesis to such party pursuant to any agreement between Monogenesis and such party.

          (b) Monogenesis shall indemnify, defend and save OWE and the Shareholders harmless from, against, for and in respect of the following: (i) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by OWE or the Shareholders and arising from a breach of any representation, warranty, covenant or agreement of Monogenesis contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered by it pursuant hereto or in connection with the transactions contemplated hereby; and (ii) all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals) incurred by OWE or the Shareholders in connection with any action, suit, proceeding, demand, investigation, assessment or judgment incident to any of the matters indemnified against under this
Section 12.1(b). Neither OWE nor the Shareholders shall bring a claim, demand, suit or cause of action against Monogenesis under or pursuant to this Section 12.1(b) unless such party has first given Monogenesis written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action under this Agreement. Upon the giving of such written notice as aforesaid, such party shall have the right, in addition to all other remedies available to it, to commence legal proceedings for the enforcement of its rights under this Agreement.

    12.2  Third Party Claims.  With respect to claims resulting from the
          ------------------
assertion of liability by third parties, the obligations and liabilities of the party responsible for indemnification (the "Indemnifying Party") hereunder with respect to indemnification claims by the party entitled to indemnity (the "Indemnified Party") shall be subject to the following terms and conditions: (i) the Indemnified Party shall give prompt written notice to the Indemnifying Party of any assertion of liability by a third party which might give rise to a claim by the Indemnified Party against the Indemnifying Party based on the indemnity agreements contained in Section 11.1 hereof, stating the nature and basis of said assertion and the amount thereof, to the extent known; and (ii) the

Indemnifying Party shall not make any settlement of any claims without the written consent of the Indemnified Party; provided, however, that if an Indemnified Party does not consent to a settlement proposed by the Indemnifying Party and accepted by the adverse third party, the liability of the Indemnifying Party shall be limited to the amount that would have been paid in such settlement.

      12.3  Remedies Cumulative.  The remedies provided for in this Article XII
            -------------------
shall be cumulative and shall not preclude assertion by the Indemnified Party of any other rights or the seeking of any other remedies against the Indemnifying Party.

      12.4  Recoveries.  In the event an Indemnified Party subsequently receives
            ----------
payment (including without limitation proceeds of insurance and payments on accounts receivable) with respect to a matter for which it has been fully indemnified by the Indemnifying Party, the Indemnified Party shall promptly pay the amount of such payment up to the indemnification received, to the Indemnifying Party.

                                 ARTICLE XIII
                                 MISCELLANEOUS

      13.1  Expenses; Transfer Taxes.  All fees, costs and expenses incurred by
            ------------------------
OWE, the Shareholders or Monogenesis in connection with, relating to or arising out of the preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, organizational costs of the Holding Company, fees of the transfer agent and legal and accounting fees and expenses relating to the formation of the Holding Company and the preparation and filing of the Registration Statement, shall be borne by OWE.

      13.2  Binding Effect.  This Agreement shall become binding and effective
            --------------
when executed by the parties hereto. This Agreement shall not be assignable by any party without the prior written consent of the other parties, except that without relieving Monogenesis of any of its obligations under this Agreement, Monogenesis may assign this Agreement to any of its affiliates. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors, heirs, legal representatives and assigns of the parties hereto. This Agreement constitutes an agreement among the parties hereto and none of the agreements, covenants, representations or warranties contained herein shall be for the benefit of any third party not a party to this Agreement.

      13.3  Entire Agreement; Amendments.  This Agreement (including the
            ----------------------------
Schedules and Exhibits attached hereto) contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties, and any condition to a party's obligations hereunder may only be waived in writing by such party.

      13.4  Headings.  The article and section headings contained in this
            --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      13.5  Notices.  All notices, claims, certificates, requests, demands and
            -------
other communications hereunder shall be in writing and shall be deemed given if delivered personally, if mailed (by registered or certified mail, return receipt requested and postage prepaid), if sent by reputable overnight courier service for next business day delivery, or if sent by facsimile transmission, as follows:

      if to OWE, to:     Marshall L. Stewart, Chief Executive Officer
                         Daryl Meddings, Chief Financial Officer
                         Ocean West Enterprises, Inc..
                         15991 Redhill Avenue, Suite 110
                         Tustin, California 92780
                         Telephone: (800) 500-6232
                         Facsimile: (714) 566-29201

      if to Monogenesis  Scot D. Walker, President
      or JWSI, to:       Monogenesis Corporation
                         Drawer 88, Walker Creek Road
                         Walker, West Virginia 26180-9948
                         Telephone: (800) 543-8620
                         Facsimile: (800) 543-8619

      with a copy to:    Lynn H. Wangerin, Esq.
                         Ogden Newell & Welch
                         1700 Citizens Plaza
                         500 West Jefferson Street
                         Louisville, Kentucky   40202-2874
                         Telephone: (502) 582-1601
                         Facsimile: (502) 581-9564

      if to the          such Shareholder's address set forth on the
      Shareholders, to:  books of OWE

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be effective on the date of receipt (or, if received on a non-business day, on the first business day after the date of receipt).

      13.6  Publicity.  The parties agree that, except as otherwise required by
            ---------
law, the issuance of any reports, statements or releases pertaining to this Agreement or the transactions contemplated hereby is subject to mutual consent.

      13.7  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the internal laws of the State of Delaware (without giving effect to its laws regarding conflicts of law).

      13.8  Waivers.  Any provision of this Agreement may be waived only by a
            -------
written instrument executed by the party to be charged with such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      13.9  Defined Terms.  Throughout this Agreement various terms have been
            -------------
defined by being enclosed in quotation marks, usually in parentheses, and used with their initial letters capitalized. Unless the context otherwise requires, such defined terms shall have their designated meaning whenever used in this Agreement or any attached schedules.

      13.10 Fees.  If there is any litigation between the parties related to
            ----
this Agreement or the transactions contemplated by this Agreement, the prevailing party shall be entitled to recover all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals).

      13.11 Counterparts.  This Agreement may be signed by each party upon a
            ------------
separate copy or separate signature page, and any combination of separate copies signed by all parties or including signature pages so signed will constitute a single counterpart of this Agreement. This Agreement may be signed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement. It will not be necessary, in proving this Agreement in any proceeding, to produce or account for more than one counterpart of this Agreement. This Agreement will become effective when one or more counterparts have been signed by each party, and delivered to the other parties, respectively. Any party may deliver an executed copy of this Agreement (and an executed copy of any documents contemplated by this Agreement) by facsimile transmission to another party, and such delivery will have the same force and effect as any other delivery of a manually signed copy of this Agreement (or such other document).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                   Ocean West Enterprises, Inc.

                                   By:
                                      ----------------------------------
                                   Title:
                                         -------------------------------
                                   Monogenesis Corporation

                                   By:
                                      ----------------------------------

                                          Scot D. Walker, President

                                   Joseph Walker and Sons, Inc.

                                   By:
                                      ----------------------------------
                                   Title:
                                         -------------------------------

                                   The Common Shareholders:

                                   -------------------------------------
                                   Marshall L. Stewart

                                   -------------------------------------
                                   Daryl S. Meddings

                                   Agape Foundation Trust

                                   By:
                                      ----------------------------------
                                   Title:
                                         -------------------------------

                                 SCHEDULE 1.1
                                 ------------

                          Holding Company Stock To Be
                          ---------------------------
                      Issued to the Shareholders and JWSI
                      -----------------------------------

-----------------------------------------------------------------------------
                           |Restricted | Registered| Class B|               |
       Name                |  Common   |   Common  | Common |   Preferred   |
                           |  Shares   |   Shares  | Shares |     Shares    |
                           |           |           |        |               |
-----------------------------------------------------------------------------
Daryl S. Meddings          | 1,617,000 |   539,000 |108,000 |           -0- |
-----------------------------------------------------------------------------
Marshall L. Stewart        | 1,608,000 |   536,000 |108,000 |           -0- |
-----------------------------------------------------------------------------
Agape Foundation Trust     |   630,000 |   253,200 | 24,000 |           -0- |
-----------------------------------------------------------------------------
Cheyenne Properties, Inc.  |       -0- |   480,000 |    -0- |           -0- |
-----------------------------------------------------------------------------
Joseph Walker & Sons       |       -0- |    88,800 |    -0- |           -0- |
-----------------------------------------------------------------------------
Ronald C. and Judy M.      |           |           |        |Series E- 680  |
     Meddings              |       -0- |    40,000 |    -0- |Series F-1,050 |
-----------------------------------------------------------------------------
Kingsley and Nancy Cannon  |       -0- |    24,000 |    -0- |           -0- |
-----------------------------------------------------------------------------
Jennifer Ericson           |           |           |        |Series I-125   |
                           |       -0- |    10,000 |    -0- |Series L-74    |
-----------------------------------------------------------------------------
Nestor H. and Mary         |           |           |        |               |
 Carmichael Stewart        |       -0- |       -0- |    -0- |Series C-1,000 |
                           |           |           |        |               |
-----------------------------------------------------------------------------
Barum Ashem Unlimited      |       -0- |       -0- |    -0- |Series G-2,000 |
-----------------------------------------------------------------------------
     TOTAL                 | 3,855,000 | 1,971,000 |240,000 |         4,929 |
-----------------------------------------------------------------------------


                                 SCHEDULE 3.1

            Jurisdictions in Which OWE is Qualified to Do Business
            ------------------------------------------------------

                                  California

                         Officers and Directors of OWE
                         -----------------------------

      Name                               Office
      ----                               ------

      Marshall L. Stewart                President, Chief Executive Officer,
                                         Director

      Daryl Meddings                     Vice President, Chief Financial
                                         Officer, Secretary, Treasurer,
                                         Director

                                 SCHEDULE 3.2

                 Shareholders of Ocean West Enterprises, Inc.
                 --------------------------------------------

                                               Number of Shares
Name                                              of OWE Held
----                                              -----------

    Common Stock
    ------------
       Daryl S. Meddings                             12,000
       Marshall L. Stewart                           12,000
       Agape Foundation Trust                         6,000

    Series C Preferred Stock
    ------------------------
       Nestor H. and Mary Carmichael Stewart          1,000

    Series D Preferred Stock
    ------------------------
       Cheyenne Properties, Inc.                      1,500

    Series E Preferred Stock
    ------------------------
       Ronald C. and Judy M. Meddings                   800
       Daryl Meddings                                   200
       Marshall Stewart                                 200

    Series F Preferred Stock
    ------------------------
       Ronald C. and Judy M. Meddings                 1,250

    Series G Preferred Stock
    ------------------------
       Barum Ashem Unlimited                          2,000

    Series I Preferred Stock
    ------------------------
       Kingsley and Nancy Cannon                        300
       Jennifer Ericson                                 250

    Series K Preferred Stock
    ------------------------
       Daryl S. Meddings                                500
       Marshall L. Stewart                              500

    Series L Preferred Stock
    ------------------------
       Agape Foundation Trust                            54
       Jennifer Ericson                                  74
       Daryl S. Meddings                                 35
       Marshall L. Stewart                               20

                       Convertible Securities, Options,
                       --------------------------------
                 Warrants, Agreements Relating to Stock of OWE
                 ---------------------------------------------


     1. Joseph Walker & Sons, Inc. warrants to purchase 600 shares of Common Stock.

                                 SCHEDULE 3.12

                            Employee Benefit Plans
                            ----------------------

     1. Premium Reduction Option Cafeteria Plan adopted in 1993.

     2. Ocean West Enterprises, Inc. 401(k) Profit Sharing Plan and Trust adopted in 1997.

                                 SCHEDULE 3.13

                             Intellectual Property
                             ---------------------

     1. Fannie Mae DESKTOP UNDERWRITER(R) - software designed to facilitate the electronic underwriting of mortgage loan applications.

     2. Fannie Mae GUIDE EXPRESS(R) by ADFINET - software containing the electronic Fannie Mae Selling & Servicing Guides.

     3. PowerPak - Origin Software Systems, Inc. processing software.

     4. MAS90 - accounting software.

     5. ADP PR software.

     6. Fax Utility software.

                                  EXHIBIT 1.3

                    Form of Common Stock Purchase Warrants
                    --------------------------------------

                    See exhibit to Registration Statement.

                                  EXHIBIT 3.5

                 Certificate Relating to Financial Statements
                 --------------------------------------------

                       FINANCIAL STATEMENTS CERTIFICATE
                       --------------------------------

     The undersigned, President of Ocean West Enterprises, Inc. (the "Corporation"), certifies that:

     1. The balance sheet of the Corporation as of _________________ and the income statement of the Corporation for the period beginning on April 1, 1999 and ending on ________________ (collectively, the "Financial Statements"), all as attached hereto and provided in connection with the Stock Purchase Agreement and Plan of Reorganization among the Corporation, its shareholders, Joseph Walker & Sons, Inc. and Monogenesis Corporation dated _____________, 2000, are complete and present fairly the financial position of the Corporation.

     2. The undersigned is not aware of any matters which are not reflected on such Financial Statements or which would make such Financial Statements misleading in any manner.

     Witness the signature of the undersigned as of this ____ day of ______________, 2000.


                                     By:
                                        ------------------------------
                                     Title:
                                           ---------------------------